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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated April 8, 1996 with respect to the consolidated financial statements of RSA Data Security, Inc. (not presented separately herein) in the Current Report (Form 8-K) of Security Dynamics Technologies, Inc.


     We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939
and 333-31793) pertaining to the 1986 Stock Option Plan, the 1994 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1994 Director Stock Option Plan, the Amended 1994 Stock Option Plan and the Amended 1994 Stock Option Plan and the Securix, Inc. 1996 Stock Option Plan and the Registration Statement on Form S-3 (No. 333-34241) for the registration of 396,387 shares of the common stock of Security Dynamics Technologies, Inc. of our report dated April 8, 1996 referred to in the preceding paragraph.


                                                     /s/ Ernst & Young LLP

Palo Alto, California
December 15, 1997